Exhibit 99.1

Media relations:	Investor relations:

Jeff Hull	Phyllis Proffer
510-628-4534	510-628-4021
jhull@matson.com	pproffer@matson.com

Matson, Inc. Begins Trading as MATX on NYSE

And Declares Cash Dividend

HONOLULU, Hawaii (July 2, 2012) — Matson, Inc. (NYSE: MATX), a premier ocean transportation and logistics company, announced today that the separation of Alexander & Baldwin Holdings, Inc. into Matson, Inc. and Alexander & Baldwin, Inc. has been completed and that Alexander & Baldwin Holdings, Inc. has changed its name to Matson, Inc. (“Matson”).  It will begin trading on the New York Stock Exchange (NYSE) today under the ticker symbol “MATX.”

The distribution was completed on June 29, 2012 at 4:00 p.m., Eastern Daylight Time. Under the terms of the distribution, Alexander & Baldwin Holdings, Inc. shareholders as of 5:00 p.m., Eastern Daylight Time, as of the record date of June 18, 2012, received one share of common stock of Alexander & Baldwin, Inc. for every share of Alexander & Baldwin Holdings, Inc.

Matson also announced that its Board of Directors declared a third quarter 2012 dividend of $0.15 per common share.  The dividend is payable on September 6, 2012 to Matson shareholders of record as of the close of business on August 2, 2012.

“Matson has been serving Hawaii continuously since 1882, and has an integral role in supporting the state’s economic activities,” said Walter Dods, chairman of the board of directors.  “We are proud that Matson will now be the state’s 14th publicly traded company, and will remain committed to serving the needs of the Hawaii community.”

“We are pleased to have achieved continuity with our Board of Directors both in terms of their historical perspective and the wealth of knowledge they have about the Company,” said Matson President and Chief Executive Officer Matthew Cox.

“We are also fortunate to have a management team of seasoned, experienced individuals who have spent most, if not all, of their individual careers in transportation.  In addition, our ability to move up the date of separation is attributable to the hard work, dedication, and spirit of teamwork demonstrated by the employees of both Matson and Alexander & Baldwin,” Cox said.  “With our Board and executive team focused entirely on transportation, we are confident that Matson is well positioned to further strengthen and grow its ocean transportation and logistics services.”

As previously announced, Matson has named its Board of Directors, effective June 26, 2012.  There have been no changes to Matson’s executive management team, with the exception of Matthew Cox becoming Chief Executive Officer and Joel Wine becoming Senior Vice President and Chief Financial Officer; in addition, Rusty Rolfe has been promoted from Executive Vice President to President of the Matson subsidiary, Matson Logistics.  The following is Matson’s current Board of Directors and executive management team:

Board of Directors

•                  Walter A. Dods, Jr., currently the Company’s Chairman of the Board and retired Chairman and Chief Executive Officer of BancWest and First Hawaiian Bank.  Dods joined the Alexander & Baldwin Board of Directors in 1989, served as lead independent director from 2006 through 2009 and its Chairman since 2010.

•                  W. Blake Baird, Chairman of the Board and Chief Executive Officer of Terreno Realty Corporation (NYSE:TRNO).  Baird joined the Alexander & Baldwin Board of Directors in 2006.

•                  Michael J. Chun, retired President of Kamehameha Schools Kapalama Campus.  Dr. Chun joined the Alexander & Baldwin Board of Directors in 1990.

•                  Matthew J. Cox, President and Chief Executive Officer of Matson, Inc.

•                  Admiral Thomas B. Fargo, U.S. Navy (retired), Chairman of the Board of Huntington Ingalls Industries (NYSE:HII).  Fargo joined the Alexander and Baldwin Board of Directors in 2011.

•                  Constance H. Lau, President and Chief Executive Officer of Hawaiian Electric Industries, Inc. (NYSE:HE). Lau joined the Alexander & Baldwin Board of Directors in 2004.

•                  Jeffrey N. Watanabe, Chairman of the Board of Hawaiian Electric Industries, Inc.  (NYSE:HE) and retired founder of Watanabe Ing LLP, a limited liability law partnership. Watanabe joined the Alexander & Baldwin Board of Directors in 2003.

Executive Management

•                  Matthew J. Cox, President and Chief Executive Officer.  Cox joined Matson Navigation in June 2001 as senior vice president and chief financial officer, and was appointed president of Matson Navigation in October 2008. Prior to joining Matson Navigation, Cox worked in the transportation industry for 15 years, 12 of which were spent at American President Lines, Ltd.

•                  Joel Wine, Senior Vice President and Chief Financial Officer.  Previously, Wine was the senior vice president, chief financial officer and treasurer of Alexander & Baldwin, Inc.  Wine joined Alexander & Baldwin in September 2011 after 14 years at Goldman Sachs where he was a managing director in investment banking. Alexander & Baldwin was among Wine’s portfolio of clients since 2002.

•                  Ronald J. Forest, Senior Vice President, Operations.  Forest’s career in the maritime industry spans over 30 years and has included 17 years with Matson, eight years with APL and nine years with United States Lines. He was made a vice president of Matson Navigation in 1998, and promoted to senior vice president in 2003. Forest also oversees Matson’s investment in SSAT, a West Coast stevedoring joint venture with SSA Marine.

•                  Dave Hoppes, Senior Vice President, Ocean Services.  Hoppes is responsible for sales, marketing, customer service, pricing and government services for the ocean transportation division of Matson. Hoppes’ career with Matson Navigation began in 1989 and has included positions in both sales and operations. He was promoted to vice president in 2003 and became senior vice president in 2006.

•                  Kevin O’Rourke, Senior Vice President and Chief Legal Officer. O’Rourke joined Matson Navigation in 1992 as vice president and general counsel. He was promoted to senior vice president in 1995. His career has included over 30 years of experience in domestic and international maritime law.

•                  Vic Angoco, Senior Vice President, Pacific.  Angoco, has been in the maritime industry since 1990, and has held a wide range of operations and sales management positions. He joined Matson Navigation in 1996 and was promoted to senior vice president in 2010.

•                  Rusty Rolfe, President of Matson Logistics. Rolfe joined Matson Logistics in December 2001 as executive vice president. Prior to Matson Logistics, Rolfe had 19 years of experience in the transportation industry, 11 of which were spent at American President Lines, Ltd.

Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements.

These forward-looking statements are not guarantees of future performance.  This release should be read in conjunction with our Annual Report on Form 10-K, our Registration Statement on Form S-4 and our other filings with the SEC through the date of this release (including the filings of our predecessor registrant Alexander & Baldwin, Inc.) which identify important factors that could affect the forward-looking statements in this release.  We do not undertake any obligation to update our forward-looking statements.

About Matson, Inc.

Founded in 1882, Matson is one of the leading U.S. carriers in the Pacific. Matson provides a vital lifeline to the island economies of Hawaii, Guam and Micronesia and premium, expedited service from China to Southern California. The Company’s fleet of 17 ships includes containerships, combination container and roll-on/roll-off vessels and custom-designed barges. Matson Logistics, established in 1987, extends the geographic reach of Matson’s transportation network throughout the continental U.S. Its integrated, asset-light logistics services include rail intermodal, highway brokerage and warehousing. Additional information about Matson, Inc. is available at www.Matson.com

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